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                                                                    EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 12, 1996, except for Note 10, as to which the date is September 3, 1996, with respect to the financial statements of Quality Standards in Medicine, Inc. (which contains an explanatory paragraph with respect to the Company's ability to continue as a going concern) included in the Registration Statement (Form S-4) and related Prospectus of Health Management Systems, Inc. for the registration of 233,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Boston, Massachusetts
October 4, 1996